Exhibit 99.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of April 1, 2006 (the “Effective Date”), is entered into by and between Uni-Pixel, Inc., a Delaware corporation (“Uni-Pixel,” together with its subsidiaries, the “Company”), and Carl Yankowski (“Carl”).

W I T N E S S E T H:

WHEREAS, Carl desires to serve the Company as a Consultant until the Company completes an equity financing (or financings) totaling a gross amount of $10 million or more (“Equity Financing”), and after the Equity Financing is completed, Carl may desire to become the Chief Executive Officer of Uni-Pixel; and

WHEREAS, the Company desires that Carl serve as a Consultant until the Equity Financing is completed, and after the Equity Financing is completed, to employ Carl as Chief Executive Officer of Uni-Pixel (the “CEO”) and also to serve as a member (and becoming Chairman) of the Board of Directors of Uni-Pixel (the “Board”).

NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and Carl hereby agree as follows:

1.             Term of Consultancy and Employment; Office and Duties.

(a)           Commencing on the Effective Date, and for an initial term ending April 1, 2009, Uni-Pixel shall utilize Carl, at-will, as a Consultant of Uni-Pixel until the Equity Financing is completed. While Carl is a Consultant to Uni-Pixel, Carl or Uni-Pixel may terminate this working relationship at any time (upon written notice to the other party) subject to the terms of this Agreement. As soon as the Equity Financing is completed (the “Financing Date”) and unless Carl has provided written notice to the Company that he does not wish to become an employee of the Company, upon the Financing Date the Company will automatically employ Carl as CEO of Uni-Pixel (and also elect Carl as a member of the Board), with such duties, authority and responsibilities consistent with such position as the Company’s most senior executive officer and as may from time to time be reasonably assigned to Carl by the Board. In addition, Carl shall become Chairman of the Board within one year of the Effective Date. As CEO (and also later when Carl is Chairman), Carl shall report directly to the Board. Carl agrees to perform such duties and discharge such responsibilities in accordance with the terms of this Agreement. This Agreement will be renewed for additional 1 year terms, unless either party provides the other party with written notice of its intention not to renew at least 6 months prior to the scheduled expiration of the Agreement. The period that Carl serves as an employee of the Company pursuant to this Agreement, including as a result of any extension of the initial term ending April 1, 2009, shall be referred to as the “Employment Term.”  Carl shall also commence serving as a voting member of the Board no later than the Financing Date. The parties understand and agree that there is no requirement or obligation for Carl to serve as CEO or as a Board member and that if Carl elects to not become CEO/Board member there is no harm or damage incurred by the Company. If Carl elects to not serve as CEO/Board member then the portions of this Agreement relating to such services shall not be applicable.

(b)           As a Consultant and as CEO, Carl shall devote a majority of his business time and efforts to the business and affairs of the Company (such time is expected to average three normal working days per week). Carl shall be permitted to devote his non-business time as he wishes including:  (i) serving as a director or officer of any organization or entity that does not result in a violation of Section 5; (ii) delivering lectures or fulfill speaking engagements; or (iii) engaging in charitable and community activities. For purposes of this Section 1(b) and Section 5, the Company expressly agrees that Carl may continue to serve as a chairman, director, member, officer or partner of Avidyne, Inc., Informatica Corporation, CRF, Inc., Westerham Group, LLC, or any of their subsidiaries. Carl shall not be required to relocate his personal residence and may perform his Consultant and/or CEO duties based out of his current office in Dover, Massachusetts, traveling to Houston, Texas as reasonably required.

2.             Compensation and Benefits. For all services rendered by Carl, including, without limitation, any services as a director generally or member of any committee of the Board or any subsidiary or division thereof, Carl shall be compensated as follows:

(a)           Consulting Salary. While Carl is a Consultant of Uni-Pixel, Carl will receive a monthly consulting fee of $15,000 from the Company, paid in full at the end of each calendar month (provided, however, that the payment for services rendered in April 2006 and May 2006 will be made to Carl as soon as practicable but in no event later than June 15, 2006) and no other benefits will be paid other than the timely reimbursement of approved business expenses pursuant to Section 3. If the consultancy is terminated other than on the last day of a month, then the Company shall pay Carl a pro-rata portion of the consulting fee for the month of termination on such termination date.

(b)           Base Salary. Commencing as of the Financing Date, the Company shall pay Carl a fixed base salary (“Base Salary”) of $250,000 per year. The Board (or its Compensation Committee (the “Committee”)) may periodically review Carl’s Base Salary and may determine to increase the Base Salary, in accordance with such policies as the Company may hereafter adopt from time to time and as mutually agreed upon by Carl and the Committee. Base Salary will be payable in accordance with the customary payroll practices of the Company but in any event Carl shall receive pro-rata installments of his Base Salary at least once each calendar month. If it becomes evident that Carl is averaging more than three normal working days per week in connection with his duties hereunder, then the Board shall meet and make a commensurate and reasonable increase to Carl’s Base Salary.

(c)           Bonus. Commencing as of the Financing Date, Carl will be entitled to receive an annual bonus (“Annual Bonus”) for each fiscal year payable subsequent to the issuance of final audited financial statements for such fiscal year in the sole discretion of the Board in an amount as determined by the Committee. The targeted amount of any Annual Bonus shall be 100% of the then-current Base Salary, although an Annual Bonus for any given period may be higher or lower than 100%. The Annual Bonus shall be awarded based upon the achievement of specific objective milestones that will be mutually agreed upon by the Committee and Carl no later than 45 days after the start of each fiscal year (subject to Section 2(i)). Any such earned Annual Bonus shall be fully paid to Carl within 60 days of the end of the applicable fiscal year.

(d)           Fringe Benefits.

(i)                                            Commencing as of the Financing Date, Carl shall be entitled to participate in such employee benefit and other compensatory or non-compensatory plans on no less favorable terms than that are available to any other executive or employee of the Company, which may include disability, health, dental and life insurance plans, option and bonus plans and other fringe benefit plans or programs, including a 401(k) retirement plan, of the Company established from time to time by the Board, subject to the rules and regulations applicable thereto. Upon termination of his employment for any reason, Carl shall be eligible for continued health insurance coverage in accordance with the applicable laws and regulations of COBRA. While Carl is a full or part-time employee of the Company, the Company shall timely and fully pay the premiums associated with maintaining Carl’s family health and dental insurance coverages that were in effect as of the Effective Date. During the Employment Term, if for any reason as a result of Carl’s non full-time status he would not be permitted to participate in any such plan, the Company will promptly advise Carl in writing of such fact and the reasons therefor. In such event, the Company agrees to use its reasonable best efforts to find an alternate or standalone plan that would permit participation to Carl at no additional cost to Carl.

(ii)                                           Upon the execution of this Agreement by Carl, the Company will grant Carl a non-qualified stock option (the “Employment Option”) to acquire an aggregate of 1,000,000 shares of Uni-Pixel’s common stock, par value $.001 per share (the “Common Stock”). The Employment Option will have a per share exercise price of $1.75 which is equal to the fair market value of a share of Common Stock on the date of grant and where such fair market value has been determined in compliance with the requirements of Section 409A of the Internal Revenue Code. Carl and the Company will execute the Employment Option award agreement and/or other documents provided by the Company to evidence such grant as attached in Exhibit A. Carl shall also be eligible for additional equity grants as determined by the Committee in order to ensure that Carl has competitive equity compensation (all such equity grants, including the Employment Option, shall be collectively referred to herein as the “Compensatory Equity”). The Company agrees to issue Carl additional Compensatory Equity grants of stock options and/or restricted stock (with no less favorable terms than for the Employment Option for future stock options) as needed and in accordance with Section 2(i) and as mutually agreed upon by Carl and the Committee. Twenty-five percent of the Employment Option shall vest on the Financing Date; an additional twenty-five percent of the Employment Option shall vest on the first anniversary of the Financing Date and the remaining fifty percent of the Employment Option shall vest pro-rata on a monthly basis over the 24 months immediately following the first anniversary of the Financing Date; provided, however, that in the event (A) of a Change in Control or (B) Carl’s employment is terminated by (I) the Company without Cause pursuant to Section 4(e) or (II) Carl for Good Reason pursuant to Section 4(f), all of Carl’s unvested Compensatory Equity shall accelerate and immediately vest and become exercisable in full on the earliest of the date of the Change in Control or the date of Carl’s termination pursuant to Sections 4(e) or 4(f), as applicable. For avoidance of doubt, if Carl provides notice to the Company that he will not serve as CEO pursuant to Section 1(a), then the Employment Option shall be forfeited back to the Company. The term of the Employment Option will be 10 years from the date of grant. All grants of Compensatory Equity to Carl shall be made in reliance on Rule 701 under the Securities Act of 1933 as amended (“Rule 701”) during the period that the Company is eligible to use Rule 701. If the Company is not eligible to use Rule 701, then the Company shall file and maintain an effective Securities Act of 1933 registration statement with the Securities and Exchange Commission on Form S-8 (or other applicable form) covering the shares subject to the Compensatory Equity with such registration statement filing occurring no later than 30 days after the grant date. The number of shares subject to any outstanding Compensatory Equity (and exercise price if any) shall be proportionately adjusted in the event of any Company stock dividend, stock split, recapitalization or similar transaction(s). The Employment Option and any other stock options granted to Carl may be exercised up through the date that is one year after the date at which Carl is no longer rendering any services to the Company and may be exercised (a) with cash, (b) with previously owned Company shares (or through attestation), (c) as mutually agreed upon by Carl and the Committee, through a net-share arrangement in which the Company retains a percentage of the option shares (up to the maximum aggregate marginal income tax rate then in effect) and with such retained shares valued at their then fair market value and the corresponding cash value applied to Carl’s tax withholding, and/or (d) via a “cashless exercise” program in which payment may be made all or in part by delivery of an irrevocable direction to a securities broker to sell common shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option exercise price and any applicable tax withholding obligations relating to the exercised option. Accelerated vesting of Compensatory Equity may be credited: (x) pursuant to the terms of this Agreement and in addition (y) pursuant to the terms of any applicable equity compensation plan or any other applicable Compensatory Equity agreement or by action of the Board or the Committee. In the event of any conflict in the terms between this Agreement, any equity compensation plan and the agreement attached in Exhibit A or any other Compensatory Equity agreement executed by and between Carl and the Company, the express terms of this Agreement shall prevail and govern. While the Common Stock (or successor stock) is publicly traded, Carl may elect to establish a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

(iii)                                          For purposes of this Agreement, a “Change in Control” shall mean:

(A)                                                          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of (I) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”), or (II) the combined voting power of the then-outstanding voting securities of Uni-Pixel generally entitled to vote in the election of directors (the “Outstanding Company Voting Securities”) regardless of whether such acquisition is as a result of the issuance of securities by Uni-Pixel to such Person, by such Person acquiring such shares publicly or in private sales (or in any combination of acquisitions or public or private sales or both), or otherwise; provided, however, that the following shall not constitute a Change in Control:  (a) any issuance or acquisition of securities of Uni-Pixel whereby Carl (including his affiliates) reaches or exceeds such 25% threshold, or (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Uni-Pixel or any entity controlled by Uni-Pixel;

(B)                                                           approval by the stockholders of Uni-Pixel of a reorganization, merger, consolidation or other business combination (collectively, a “Business Combination”), unless following such Business Combination more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination and the combined voting power of the then-outstanding voting securities of such entity generally entitled to vote in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(C)                                                           (I) approval by the stockholders of Uni-Pixel of a complete liquidation or dissolution of Uni-Pixel or (II) the first to occur of (a) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Uni-Pixel, or (b) the approval by the stockholders of Uni-Pixel of any such sale or disposition; and

(D)                                                          a “Corporate Transaction” or “Change in Control” as such terms are defined in the Uni-Pixel, Inc. 2005 Stock Incentive Plan.

(e)           Withholding and Employment Tax. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer to an employee or to an outside consultant as applicable. The parties also agree that this Agreement and any payments hereunder are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of section 409A of the Internal Revenue Code.

(f)            Disability and Death. Commencing as of the Financing Date, the Company shall, to the extent such benefits can be obtained at a reasonable cost, provide Carl with disability insurance benefits of at least 80% of his gross Base Salary per month. In the event of Carl’s Disability (as hereinafter defined) or death, Carl and his family/dependents shall continue to be covered by all of the Company’s employee welfare benefit plans described under Section 2(c), at the Company’s expense or may, by law, be provided, for the lesser of the term of such Disability or 48 months (36 months in the case of death), in accordance with the terms of such plans. The Company shall, to the extent such benefits can be obtained at a reasonable cost, provide Carl with life insurance benefits in the amount of at least $4,000,000.

(g)           Excise Taxes. The Company shall pay Carl in an amount equal to the sum of: (i) any excise taxes that may be imposed on Carl under Internal Revenue Code Sections 280G and 4999 (the “Excise Tax Restoration”) and (ii) for any taxes (including excise taxes) imposed on the Excise Tax Restoration payment, and for any interest or penalties related to such excise tax with such tax computations performed applying the then highest marginal tax rates. Such payment shall be made to Carl upon any determination that there are excise taxes owed.

(h)           Vacation. Commencing as of the Financing Date, Carl shall be entitled to accrue vacation on a pro-rata basis in accordance with the Company’s existing vacation policy.

(i)            Post-Equity Financing Incentive Compensation. Within 45 days after the Financing Date, the Committee shall mutually agree with Carl on the specific objective milestones for the Annual Bonus for the remainder of the fiscal year in which the Financing Date occurred. In addition, the Committee will in good faith resolve to apply its best efforts to establish an equity program, that is mutually agreeable to Carl and the Committee, for the Company in which Carl will participate and receive competitive additional awards of Compensatory Equity. It is the intent that such equity program, as mutually agreed upon by Carl and the Committee, will generally provide that the total Compensatory Equity held by the Company’s Securities Exchange Act of 1934 Section 16(b)-equivalent executive management personnel (including Carl) do not ever prior to a Change in Control fall below reasonable and competitive thresholds (as compared to companies that provide anti-dilution protection to its executive management) for each of the respective executive officers.

3.             Business Expenses. The Company shall promptly pay or reimburse Carl for all reasonable travel, business and entertainment expenses incurred by or necessary for Carl to perform his duties under this Agreement in accordance with such policies and procedures as the Company may from time to time establish for senior officers and subject to the Company’s normal requirements with respect to reporting and documentation of such expenses. While rendering services to the Company in any capacity under this Agreement, Carl shall fly in business or first-class when traveling by commercial airplane on Company business. As CEO, the Company shall also pay a car allowance of $1,500 per month for Carl’s automobile (as well as the cost of insurance, gas and oil, cleaning, tires maintenance, etc.). Carl will also be provided an office allowance of $2,250 per month to defer professional office space expenses associated with executing his CEO responsibilities. Further, the Company will reimburse all expenses incurred by Carl for his direct (non-Texas) office expenses (other than rent) and for otherwise performing his duties hereunder, including without limitation reimbursement for office supplies and equipment, telephone charges (cellular or otherwise), equipment for text messaging, paging, computing, Internet connectivity and wireless communications (including monthly service charges, equipment purchase and maintenance). The Company will expressly reimburse Carl for all costs associated with his computer equipment and peripherals including both laptop and desktop including replacement of capital equipment. The Company shall provide Carl with a secretary/administrative assistant designated by and acceptable to Carl and the Company, and the Company shall pay all reasonable costs for such secretary, including salary, benefits and office equipment and materials. The secretary may be located in the Houston or Boston areas, and may serve more than Carl, as agreed by Carl and the Company.

4.             Termination of Consultancy or Employment. While Carl is a Consultant to Uni-Pixel, Carl’s consultancy may be terminated at will by either party upon written notice to the other party without further Company liability subject to the Company promptly paying any and all amounts owed under Sections 2(a), 3, 7 and 21 and further provided that if such termination is effected by the Company and occurs within 4 months prior to a Change in Control or Equity Financing, then Carl shall receive the accelerated vesting benefits of his Compensatory Equity specified in Section 2d(ii) to the same extent as if his employment had been terminated by the

Company without Cause under Section 4(e). Commencing as of the Financing Date, notwithstanding any other provision of this Agreement, Carl’s employment with the Company may be terminated as set forth below:

(a)           Termination by Mutual Agreement. Carl’s employment with the Company may be terminated at anytime by, and upon the terms and conditions of, a mutual written agreement between the parties.

(b)           Termination for Cause. Carl’s employment with the Company may be terminated by the Company for Cause. For purposes of this Agreement, “Cause” shall mean any one of the following that materially harms the business of the Company: (i) the final, non-appealable conviction of Carl of a felony; (ii) Carl having willfully committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (iii) Carl having willfully committed acts or omissions constituting a material breach, as a Board member, of his duty of loyalty or fiduciary duty to Uni-Pixel; or (iv) Carl having willfully committed acts or omissions constituting a willful and material breach of this Agreement. The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” for the termination of Carl’s employment by the Company. The Board shall provide Carl with 30 days advance written notice detailing the basis for the termination of employment for Cause and specifically reference the above applicable provision. During the 30 day period after Carl has received such notice, Carl shall have an opportunity to cure (ii) through (iv), and for any of the above, to present his case (with the assistance of counsel) to the full Board before any termination for Cause is finalized by a vote of a majority of the entire Board. Carl shall continue to receive the compensation and benefits provided by this Agreement during the 30 day period after he receives the written notice of the Company’s intention to terminate his employment for Cause. In the event of any termination under this Section 4(b), the Company shall promptly pay any and all amounts owed to Carl under Sections 2(a), 2(b), 2(c), 2(g), 2(h), 3, 7 and 21 (including without limitation any unpaid bonuses earned under Section 2(c) for prior completed fiscal years) (such payments and benefits collectively referred to herein as the “Accrued Benefits”). Subject to the foregoing, providing for Carl’s COBRA rights and Section 7, the Company shall have no further obligations to Carl under this Agreement (including no obligation with respect to bonuses or other incentive compensation), and any and all stock options granted to Carl shall terminate according to their terms of grant.

(c)           Termination for Disability. Carl’s employment with the Company may be terminated by the Company in the event of Carl’s Disability. The date of termination for Disability shall be the date the Company sends Carl a written notice to such effect. For purposes of this Agreement, “Disability” shall mean the inability of Carl, in the reasonable judgment of a physician appointed by the Board, to perform the duties of employment under this Agreement because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 150 days in any 365-day period or for any period of 120 consecutive days. In the event of any termination under this Section 4(c), the Company shall (i) promptly pay to Carl any and all of the Accrued Benefits and (ii) comply with its obligations under COBRA and Sections 2(d), 2(f) and 7.

(d)           Termination upon Death. Carl’s employment with the Company automatically terminates on Carl’s death. In the event of Carl’s death (i) the Company will continue to pay Carl’s heirs or beneficiaries his Base Salary for 6 months following the date of termination (on regular payroll dates) and (ii) on the date of termination all Compensatory Equity that would have otherwise vested within the 12 months following the date of Carl’s death shall accelerate and immediately vest and become exercisable in full. All of Carl’s outstanding options may be exercised for the longer of (i) 12 months from the date of Carl’s death or (ii) the exercise term of each relevant option grant. In addition, in the event of Carl’s death, the Company shall promptly pay to Carl any and all of the Accrued Benefits (including bonuses then-earned or owing).

(e)           Termination without Cause. Carl’s employment with the Company may be terminated by the Company upon 10 days advance written notice to Carl, in the absence of Cause, for any reason and in its sole and absolute discretion, provided that in such event the Company shall pay to Carl a cash lump sum payment (within 10 days of such termination date) an amount equal to the sum of 24 months of the annual Base Salary plus two times the targeted Annual Bonus. In addition, the Company shall promptly pay any and all Accrued Benefits, plus Carl shall receive the benefits provided under Section 2(d)(ii). Carl’s stock options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant. The Company shall also continue the benefits (whether under the Company’s existing group plan or other comparable plan) for Carl and his family/dependents provided for under Section 2 at no cost to Carl for 24 months after termination. In the event of a termination pursuant to this Section 4(e), the Company shall provide to Carl, at the Company’s expense, outplacement services of a nature customarily provided to a senior executive. The Company shall continue the secretarial services under Section 3 and the reimbursement of office, computing and telephonic expenses under Section 3 for Carl’s office, as if Carl remained employed by the Company through the date that is 24 months after the termination date.

(f)            Termination by Carl for Good Reason. Carl’s employment with the Company may be terminated by Carl for Good Reason (as determined by Carl in good faith). “Good Reason” shall be deemed to exist: (i) if Carl is assigned any duties materially inconsistent with the duties or responsibilities contemplated by this Agreement or if, after the Financing Date, Carl is no longer the sole CEO of the Company’s ultimate parent entity or is no longer a voting member of the Board (or Chairman of the Board after the first anniversary of the Effective Date) or sustains any reduction in duties, authority or responsibilities; (ii) if the Company shall have continued to fail to comply with any material provision of this Agreement after a 30-day period to cure (if such failure is curable) following written notice by Carl to the Company of such non-compliance and where material provisions include without limitation the failure to timely provide Carl the cash compensation, equity compensation (including Section 2(i)) and/or employee benefits specified under this Agreement; (iii) upon a Change in Control and within 90 days after a Change in Control; (iv) if the Company requires that Carl be based at any location other than Dover, Massachusetts or a location that is more than 25 miles away from Dover, Massachusetts; or (v) any reduction of Carl’s Base Salary or targeted Annual Bonus percentage. In the event of any termination under this Section 4(f), the Company shall pay and provide to Carl all of the payments and benefits specified in Section 4(e) in the same manner and timing as in Section 4(e).

(g)           Termination by Carl without Good Reason. Carl may resign his employment with the Company without Good Reason at any time upon written notice to the Company. In the event of any termination under this Section 4(g), the Company shall (i) promptly pay to Carl any and all of the Accrued Benefits and (ii) comply with its obligations under COBRA and Sections 2(d) and 7.

5.             Non-Competition. Once Carl becomes the Chief Executive Officer, during the Employment Term and for two years following termination of Carl’s employment with the Company if the Company the termination was due to Section 4(e) or 4(f), Carl shall not, within any state in which the Company or any subsidiary of the Company is duly qualified to do business or in any state in which the Company is then providing services or marketing its services (or engaged in active discussions to provide such services), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, advise, or in any manner engage in any flat panel TMOS display-like and/or uniquely-related component manufacturing business engaged in by the Company or for which the Company is developing (or engaged in active discussions to develop) a product or service, whether as an officer, director, stockholder, consultant, investor, agent or otherwise (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing). Passive investments in less than 10% of the outstanding securities of any entity subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, shall not be prohibited by this Section 5. The provisions of this Section 5 are subject to the provisions of Section 14. This Section 5 shall be null and void and no longer applicable immediately upon any breach of this Agreement by the Company or Uni-Pixel.

6.             Inventions and Confidential Information. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company. The unauthorized disclosure of this information and knowledge to competitors would be beneficial to such competitors and detrimental to the Company, as would the disclosure of non-public information about the marketing practices, pricing practices, costs, profit margins, design specifications, development and business plans, analytical techniques and similar items of the Company. Carl acknowledges that specific proprietary information and non-public data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. By reason of his being a Consultant and senior executive of the Company, Carl has or will have access to, and has obtained or will obtain, trade secrets and confidential information about the Company’s operations, which operations extend throughout the United States. Therefore, subject to the provisions of Section 14, Carl hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

(a)           During the Employment Term and also while Carl is a Consultant, and for three years following termination of Carl’s employment with the Company for any reason, Carl will not use, disclose to others, or publish or otherwise make available to any other party (other than in furtherance of his obligations hereunder) any non-public or confidential business information about the business and affairs of the Company, including but not limited to confidential information concerning the Company’s products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, inventions and other confidential information acquired by him in the course of his past or future services for the Company during the Employment Term. Carl agrees to hold as the Company’s property all books, papers, letters, formulas, memoranda, notes, plans, records, reports, computer tapes, printouts, software and other documents, and all copies thereof and therefrom, relating to the Company’s business and affairs conducted by him as a Consultant or Chief Executive Officer of Uni-Pixel, whether made by him or otherwise coming into his possession or control, and on termination of his employment, or upon demand of the Company, at any time after termination of his employment, to deliver the same to the Company.

(b)           During the Employment Term and also while Carl is a Consultant, and for 18 months following termination of Carl’s employment with the Company for any reason, Carl will not (i) directly or indirectly, including through an entity or agent, induce or otherwise attempt to influence any employee of the Company to leave the Company’s employ, (ii) hire, cause to be hired or induce a third party to hire, any such employee (unless the Board shall have authorized such employment and the Company shall have consented thereto in writing or unless the subject employee has himself/herself initiated the new employment or responded to an employment advertisement) or in any way materially interfere with the relationship between the Company and any employee thereof, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease or otherwise limit doing business with the Company or in any way materially interfere to the detriment of the Company with the relationship between any such customer, supplier, licensee or business relation of the Company.

7.             Indemnification. The Company will indemnify (and advance the costs of defense of) Carl (and his legal representatives) to the fullest extent permitted by the laws of the state in which Uni-Pixel is incorporated, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and Bylaws of Uni-Pixel, as in effect at such time or on the date of this Agreement, whichever affords greater protection to Carl, and Carl shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its employees, officers and directors, against all judgments, damages, claims, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been an employee, officer, consultant, agent or director of the Company except that Uni-Pixel shall have no obligation to indemnify Carl for liabilities resulting from conduct of Carl with respect to which a court of competent jurisdiction has made a final non-appealable determination that Carl committed gross negligence or willful misconduct (whether in his capacity as an employee or director) or would not, by law, be entitled to indemnity. This Section 7 and the Company’s obligations under this Section 7 shall survive any termination of Carl’s employment, directorship or consultancy.

8.             Litigation Expenses. In the event of any litigation or other proceeding between the Company and Carl with respect to the subject matter of this Agreement and the enforcement of the rights hereunder and such litigation or proceeding results in final judgment or order in favor of Carl, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys’ fees and expenses.

9.             Consolidation; Merger; Sale of Assets; Change in Control. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture expressly assumes in writing this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the terms “Uni-Pixel” or “Company,” as used in this Agreement, shall mean such corporation, partnership or joint venture or other entity, and this Agreement shall continue in full force and effect and shall entitle Carl and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

10.           Survival of Obligations. Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 21 and 22 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by Carl, upon the expiration of this Agreement or otherwise).

11.           Carl’s Representations. Carl hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Carl do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which Carl is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Carl, enforceable in accordance with its terms. Carl hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

12.           Company’s Representations. The Company hereby represents and warrants to Carl that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound, and (ii) upon the execution and delivery of this Agreement by Carl, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

13.           Enforcement. Because Carl’s services are unique and because Carl has access to confidential information concerning the Company, the parties hereto agree that money damages shall not be an adequate remedy for any breach of Sections 5 and 6 of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement that cannot be compensated with monetary damages, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

14.           Severability. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Carl each intend that the covenants contained in Sections 5 and 6 shall be deemed to be a series of separate covenants. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.

15.           Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and Carl with respect to the subject matter hereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

16.           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via registered mail, return receipt requested, addressed as follows:

(a) To the Company:	(b) To Carl:

Uni-Pixel, Inc.	Carl Yankowski
8708 Technology Forest Pl. Ste 100	127A Farm Street
The Woodlands, Texas 77381	Dover, Massachusetts 02030
Facsimile: 281-825-4599	Facsimile: 508-785-1457

and/or to such other persons and addresses as any party shall have specified in writing to the other.

17.           Assignability. This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company pursuant to Section 9.

18.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflict of laws principles.

19.           Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

20.           Headings of No Effect. The Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

21.           Legal Fees. The Company shall pay up to a maximum of $5,000 for legal fees and expenses incurred by Carl in connection with the negotiation, preparation and execution of this Agreement. The Company shall directly make full payment to Carl’s legal counsel within 30 days after the Company’s receipt of applicable invoices.

22.           Mitigation or Offset. Carl shall be under no obligation to seek other employment and there shall be no offset against any amounts due Carl under this Agreement.

23.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

COMPANY:

UNI-PIXEL, INC.

By:
Name: Reed Killion
Title: President

CARL:

Carl Yankowski

EXHIBIT A

Uni-Pixel, Inc.

8708 Technology Forest Pl. Suite 100

The Woodlands, TX 77381

281-825-4500

May 23, 2006

Mr. Carl Yankowski

Re:  Stock Option Award Letter

Dear Mr. Yankowski:

Pursuant to the May 23, 2006 Agreement entered into by and between Uni-Pixel, Inc. and yourself (the “Agreement”), Uni-Pixel, Inc. is proud to award you, effective as of May 23, 2006, the following stock options as follows:

Award of Stock Options to acquire an equal number of common shares of Uni-Pixel, Inc.

1,000,000 non-qualified stock options of Uni-Pixel, Inc. at $1.75 per share in which 250,000 options shall vest on the date Mr. Yankowski is appointed CEO of Uni-Pixel, Inc.; an additional 250,000 options of such options shall vest on the one year anniversary of the date Mr. Yankowski is appointed CEO of Uni-Pixel, Inc.; the remaining 500,000 options of such options shall vest monthly over a 24 month period beginning on the one year anniversary of the date Mr. Yankowski is appointed CEO of Uni-Pixel, Inc.;

provided, however, that in the event (A) of a Change in Control or (B) the Employee’s employment is terminated by (I) the Company without Cause or (II) the Employee for Good Reason, all options that have not vested, shall accelerate and immediately vest and become exercisable in full on the earliest of the date of the Change in Control or the date of the Employee’s termination as applicable. The term of the Employment Option will be 10 years from the date of grant. Upon termination, Mr. Yankowski will have 12 months to exercise your vested but unexercised options. Terms that are not defined in this letter shall have the meaning provided to them in the Agreement and other terms and conditions of these stock options are provided in the Agreement. Any amendment to or supplementation of the terms and conditions of these stock options is not effective unless evidenced in a written agreement that is executed by both Mr. Yankowski and Uni-Pixel, Inc.

If Mr. Yankowski does not elect to become CEO of Uni-Pixel, Inc. within 30 days after the Equity Financing, then the 1 million options will be cancelled.

Effective Grant Date	May 23, 2006

Sincerely,

Reed Killion, President

Agreed and accepted as of this 23rd day of May 2006

Carl Yankowski